Exhibit (d)(i)(B)

Schedule A

to the Investment Advisory Agreement

between the Direxion Funds and Rafferty Asset Management, LLC

Pursuant to section 1 of the Investment Advisory Agreement (the “Agreement”) between the Direxion Funds (the “Trust”) and Rafferty Asset Management, LLC (“Rafferty”), the Trust hereby appoints Rafferty to manage the investment and reinvestment of the Funds of the Trust listed below. As compensation for such services, the Trust shall pay to Rafferty pursuant to section 7 of the Agreement a fee, computed daily and paid monthly, at the following annual rates as percentages of each Fund’s average daily net assets:

Funds of the Trust	Advisory Fee as a % of Average Daily Net Assets Under Management
For each Fund listed below:	0.75%
Direxion Monthly S&P 500® Bull 2X Fund
Direxion Monthly S&P 500® Bear 2X Fund
Direxion Monthly NASDAQ-100® Bull 2X Fund
Direxion Monthly Small Cap Bull 2X Fund
Direxion Monthly Small Cap Bear 2X Fund
Direxion Monthly Emerging Markets Bull 2X Fund
Direxion Monthly Latin America Bull 2X Fund
Direxion Monthly China Bull 2X Fund
Direxion Monthly Commodity Bull 2X Fund
Direxion Monthly 7-10 Year Treasury Bull 2X Fund
Direxion Monthly 7-10 Year Treasury Bear 2X Fund
Direxion Monthly Energy Bull 2X Fund
Direxion Monthly Energy Bull 2X Fund
Direxion Monthly Biotech Bull 2X Fund
Direxion Monthly Biotech Bull 2X Fund
Direxion Monthly Gold Bull 2X Fund
Direxion Monthly Gold Bull 2X Fund
Direxion Monthly Silver Bull 2X Fund
Direxion Monthly Silver Bull 2X Fund
Direxion Monthly NASDAQ-100® Bear 2X Fund
Direxion Monthly FTSE Europe 2X Bull Fund
Direxion Monthly FTSE Europe 2X Bear Fund
Direxion Monthly MSCI European Financial Bull 2X Fund
Direxion Monthly MSCI European Financial Bear 2X Fund
Direxion Monthly 30 Year Treasury Bull 1.2X Fund
Direxion Monthly 30 Year Treasury Bear 1X Fund
Direxion Indexed CVT Strategy Fund
Direxion Indexed CVT Strategy Bear Fund

For each Fund listed below:	0.95%
Direxion Indexed Managed Futures Strategy Fund
Direxion Long/Short Global Currency Fund
For the Direxion Hilton Yield Plus Fund	0.90%
For each Fund listed below:	0.85%
Direxion Indexed Commodity Strategy Fund
For each Fund listed below:	0.55%
Direxion NASDAQ-100 Bull Fund
Direxion NASDAQ-100 Bear 1X Fund
For the U.S. Government Money Market Fund	0.50%

Last Revised: July 8, 2014